UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2020

KAMAN CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of principal executive offices)	(Zip Code)

(860) 243-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1 par value)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 20, 2020, the Board of Directors (the “Board”) of Kaman Corporation (the “Company”) named Ian K. Walsh as President and Chief Executive Officer and as a member of the Board, effective September 8, 2020. Mr. Walsh will succeed Neal J. Keating as President and Chief Executive Officer; Mr. Keating is retiring as described below.

Mr. Walsh previously served as Chief Operating Officer REV Group, Inc., a leading designer, manufacturer, and distributor of specialty vehicles and related aftermarket parts and services. Prior to joining REV Group, Mr. Walsh worked at Textron, Inc., where he most recently served as President and Chief Executive Officer of TRU Simulation and Training. Mr. Walsh’s career with Textron began in 1999 at Bell Helicopter and progressed through leadership roles of increasing responsibility, including Senior Vice President and General Manager of Lycoming Engines and Senior Vice President and General Manager of Textron’s Weapon & Sensor Systems business. Mr. Walsh is a certified Six Sigma Black Belt and achieved the prestigious International Shingo Silver Medallion for Operational Excellence for his work at Lycoming Engines. Prior to joining Textron, he served as an officer and naval aviator in the U.S. Marine Corps. He holds a bachelor’s degree from Hamilton College, a Master of Public Administration from Harvard University’s John F. Kennedy School of Government, and a Master of Business Administration from Harvard Business School. There are no arrangements or understandings between Mr. Walsh and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Walsh and the Company that require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Walsh’s appointment as President and Chief Executive Officer, the Company has entered into an Executive Employment Agreement with Mr. Walsh, which governs the first three years of his employment. Under the agreement, Mr. Walsh will receive an annual base salary of $650,000 and will be eligible to receive a target annual cash bonus equal to 100% of his annual base salary (which will be pro-rated for 2020, subject to a minimum payout for 2020 of $125,000). He will also receive an upfront initial retention payment of $200,000, which amount must be repaid to the Company in full if, prior to December 31, 2021, he terminates his employment without Good Reason (as defined in the agreement) or the Company terminates his employment for Cause (also as defined in the agreement).

Mr. Walsh will be eligible to receive annual equity awards in such amounts and on such terms as are determined by the Compensation Committee of the Board. He will receive an initial grant of restricted stock units with respect to a number of shares of Company common stock with a fair market value at the time of grant of $1,250,000, which restricted stock units will fully vest (subject to continued employment) on September 8, 2023 (or upon an earlier qualifying termination of employment). Mr. Walsh will also participate in the long-term incentive program feature of the Company’s Amended and Restated 2013 Management Incentive Plan annually beginning with the performance period commencing on January 1, 2021 with a target opportunity to earn at least 300% of his base salary. For the performance period of January 1, 2021 – December 31, 2023 the target value of his long-term incentive program opportunity will be $2,550,000 (300% of base salary plus $600,000).

In the event of a qualifying termination of employment (except to the extent covered by the Change in Control Agreement (discussed below)), Mr. Walsh will be entitled to receive a pro-rata bonus for the year of termination (based on actual performance) a severance payment equal to two times the sum of his base salary and most recent annual bonus, eligibility to receive payout on then-ongoing long-term incentive plan awards (pro-rata based on actual performance), two years continued participation in Company benefit plans and vesting of his initial restricted stock unit award. The forgoing payments are all subject to the effectiveness of a release of claims in favor of the Company. The employment agreement also contains certain restrictive covenants and subjects compensation earned by Mr. Walsh to claw back by the Company under certain circumstances.

In connection with his appointment, the Company also entered into a Change in Control Agreement with Mr. Walsh, substantially in the form described in and attached to the Form 8-K filed by the Company on April 20, 20016, which description and attachment are incorporated herein by reference.

The Company has also entered into a Transition and Retirement Agreement with Mr. Keating which, along with his existing employment agreement, governs the terms of his retirement. The Transition and Retirement Agreement provides that Mr. Keating will continue to serve as President and Chief Executive Officer of the Company until September 8, 2020 and will serve as a full time employee (at an annual base salary of $800,000 for the balance of 2020 and $400,000 during the portion of 2021 during which he is employed) and Executive Chairman until the Company’s 2021 annual meeting of shareholders (except that he will retire as an employee on April 30, 2021 if such date is earlier than the meeting of shareholders), following which he will retire as an employee and resign from the Board. The Transition and Retirement Agreement further provides that upon Mr. Keating’s retirement (and subject to the effectiveness of a release of claims in favor of the Company), Mr. Keating will receive the payments and benefits provided under the terms of his existing employment agreement with the Company (which, among other things, provides for payment of pro-rata portions of outstanding long-term incentive plan awards and full vesting of unvested equity awards. Mr. Keating’s Change in Control Agreement with the Company was also terminated in connection with the execution of the Transition and Retirement Agreement.

On August 20, 2020, Richard R. Barnhart informed the Company that he would retire as President of Kaman Aerospace Group, Inc. and Executive Vice President of Kaman Corporation, effective September 30, 2020. In connection with his retirement, the Company and Mr. Barnhart have entered into a Retirement and Consulting Letter Agreement. The letter agreement provides that Mr. Barnhart will provide consulting services to the Company from his retirement date through March 31, 2021 and that for such consulting services he will be paid a fee of $100,256.67 per month from October 1, 2020 through December 31, 2020 and $42,000 per month from January 1, 2021 through March 31, 2021. The letter agreement also generally provides that in connection with his retirement (and subject to his execution of a release of claims) Mr. Barnhart will be entitled to a pro-rata 2020 annual bonus (based on actual performance and pro-rated for the portion of the year elapsed prior to his retirement), continued eligibility for payment under his existing long-term incentive plan awards (based on actual performance and pro-rated for the portion of the performance period during which he was employed), full vesting of his unvested outstanding restricted shares and six months of benefit continuation. The letter agreement also contains certain confidentiality, non-solicitation, non-competition and similar covenants applicable to Mr. Barnhart.

The foregoing descriptions of the terms and conditions of the employment agreement with Mr. Walsh, the transition and retirement agreement with Mr. Keating and the Retirement and Consulting Letter Agreement with Mr. Barnhart do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto respectively and are incorporated herein by reference.

A copy of the press release issued by the Company on August 20, 2020 is attached as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Executive Employment Agreement, dated as of August 20, 2020, by and between Ian K. Walsh and the Company.

10.2	Transition and Retirement Agreement, dated as of August 20, 2020, by and between Neal J. Keating and the Company.

10.3	Retirement and Consulting Letter Agreement, dated as of August 20, 2020, by and between Richard R. Barnhart and the Company.

99.1	Press Release dated as of August 20, 2020.

104	Cover Page Interactive Data File, formatted in iXBRL and contained in Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Kaman Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaman Corporation

Date: August 21, 2020	By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel